SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

INTERACTIVE DATA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

INTERACTIVE DATA CORPORATION
22 CROSBY DRIVE
BEDFORD, MASSACHUSETTS 01730
To our Stockholders:
      You are cordially invited to attend the Annual Meeting of the Stockholders of Interactive Data Corporation, a Delaware corporation, to be held at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036, on May 19, 2005, at 10:00 a.m. New York City time.
      At the annual meeting, you are being asked to elect 10 members to our board of directors, re-approve the performance criteria used for purposes of grants of Section 162(m) “performance-based compensation” awards under our 2000 Long-Term Incentive Plan, ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and vote on any other business as may properly be brought before the annual meeting. In addition, we will report to you on our progress during the past year and receive your questions and comments concerning our company.
      After careful consideration, your board of directors unanimously approved the proposals noted above and described more fully in the proxy statement accompanying this letter. YOUR BOARD OF DIRECTORS THEREFORE UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.
      Whether or not you plan to attend our annual meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the annual meeting. Additionally, you can vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these services are set forth on the enclosed proxy. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
      The proxy statement accompanying this letter provides you with detailed information about the proposals noted above. We encourage you to read the document carefully. We have also enclosed our 2004 Annual Report to Stockholders.
      Thank you, and we look forward to seeing you at the annual meeting.

Sincerely,

STUART J. CLARK
President and Chief Executive Officer
Bedford, Massachusetts
April 25, 2005

INTERACTIVE DATA CORPORATION
22 CROSBY DRIVE
BEDFORD, MASSACHUSETTS 01730
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2005
To our Stockholders:
      YOU ARE HEREBY NOTIFIED that the annual meeting of our stockholders will be held at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036, on May 19, 2005, at 10:00 a.m. New York City time, for the following purposes:

•	To elect a board of directors of 10 members, to serve until our next annual meeting and until their successors have been duly elected and qualified or upon their earlier death, resignation or removal.

•	To vote to re-approve the performance criteria under our 2000 Long-Term Incentive Plan for purposes of granting “performance-based compensation” awards in compliance with the requirements of Section 162(m) of the Internal Revenue Code.

•	To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

•	To transact any other business as may properly be brought before our annual meeting and any adjournment or postponement thereof.
      The proposals listed above are described in the accompanying proxy statement which you are urged to read carefully and in its entirety.
      Our board of directors has fixed the close of business on March 31, 2005 as the record date for the determination of the holders of common stock entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

ANDREA H. LOEW
Corporate Secretary
Bedford, Massachusetts
April 25, 2005
YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.
DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARD.

PAGE

Questions and Answers	1
The Annual Meeting	3
General	3
Date, Place and Time	3
Record Date	3
Who May Vote	3
Vote Required; Voting at the Meeting	3
Voting of Proxies	4
Revocability of Proxies	5
Solicitation of Proxies	5
Election of Directors	5
Nominees	6
Corporate Governance	8
Board of Directors	8
Committees of the Board	9
Security Ownership of Certain Beneficial Owners and Management	12
Section 16(a) Beneficial Ownership Reporting Compliance	14
Related Party Transactions	14
Report of the Audit Committee of the Board of Directors	16
Executive Compensation	17
Executive Compensation	17
Compensation of Directors	21
Employment Contracts, Termination of Employment and Change of Control Arrangements	23
Compensation Committee Interlocks and Insider Participation	23
Compensation Committee Report on Executive Compensation	24
Stock Performance Graph	27
Proposal for Re-Approval of 2000 Long-Term Incentive Plan Criteria for Granting Performance-Based Compensation Awards in Compliance with Section 162(m) of the Internal Revenue Code	28
Proposal to Ratify the Appointment of Independent Registered Public Accounting Firm	32
Principal Accountant Fees and Services	32
Pre-Approval Policies	32
Selection of Candidates for Director	33
Stockholder Nomination of Directors	34
Stockholder Proposals for 2006 Annual Meeting	34
Householding of Annual Meeting Materials	34
Code of Business Conduct and Ethics	35
Other Matters	35
Appendix A	A-1
Appendix B	B-1

INTERACTIVE DATA CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
MAY 19, 2005

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	When and where is the meeting?

A:	The meeting will be held at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036, on May 19, 2005, at 10:00 a.m. New York City time.

Q:	Who can vote on the proposals presented in this proxy statement?

A:	Holders of our common stock at the close of business on March 31, 2005, the record date relating to the meeting, may vote, with one vote per share.

Q:	What vote is required?

A:	Directors will be elected by a plurality of the votes cast. The proposals to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and re-approve the performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Pearson DBC Holdings, Inc., a Delaware corporation and an indirect subsidiary of Pearson plc, owns a total of 56,423,949 shares of our common stock, or 60.6% of the total number of shares of our common stock outstanding on the record date. Pearson DBC Holdings, Inc. has informed us that it intends to vote its shares in favor of the proposals set forth in this proxy statement. These votes will be sufficient to elect the nominees for director named herein, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and to re-approve the performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code. When we use the term “Pearson” in this proxy statement, we are referring to Pearson plc.

Q:	What do I need to do now?

A:	Read this proxy statement. Then, if you choose to vote by proxy, you can (1) complete and return the enclosed proxy card and indicate how you want your shares voted, or (2) submit your proxy either via telephone or the Internet, the instructions for which are set forth on the enclosed proxy card. Using the telephone or the Internet eliminates the need to return the proxy card. We encourage you to complete and return the proxy card or submit your proxy via telephone or the Internet even if you currently expect to attend the meeting and vote in person. Mailing in the proxy card or submitting your proxy by telephone or the Internet now will not prevent you from later canceling or “revoking” your proxy right up to the taking of the vote at the meeting, and will ensure that your shares are voted if you later find you are unable to attend the meeting. If you sign and send in the proxy card and do not indicate how you want your shares voted, your proxy will be voted FOR the election of the nominees to our board of directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and FOR the re-approval of performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	You should follow the directions your broker provides in order to instruct your broker how you wish to vote. If your broker does not receive appropriate instructions from you, your broker may choose, in its discretion, how to vote your shares held in street name with respect to the election of the nominees for director named in this proxy statement, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and the re-approval of the performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:	Yes. You can change your vote at any time before your shares are voted at the annual meeting by delivering a signed notice of revocation to our corporate secretary, by delivering a later dated signed proxy card, by submitting a new proxy via telephone or the Internet or by attending the annual meeting and voting in person.

Q:	Where can I find more information about Interactive Data Corporation?

A:	We file reports and other information with the United States Securities and Exchange Commission, or SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. The reports and information also are available through our Internet website at, www.interactivedata.com, and at the Internet website the SEC maintains at www.sec.gov.

THE ANNUAL MEETING
General
      We are furnishing this proxy statement to our stockholders in connection with the solicitation of proxies by our board of directors. Our board of directors will use the proxies at the annual meeting of our stockholders to be held on May 19, 2005 and at any adjournment or postponement thereof for the following purposes:

•	To elect a board of directors of 10 members, to serve until our next annual meeting and until their successors have been duly elected and qualified or upon their earlier death, resignation or removal.

•	To consider and act upon the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

•	To vote to re-approve performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

•	To transact any other business as may properly be brought before our annual meeting and any adjournment or postponement thereof.
      This proxy statement, notice of meeting and proxy card are first being mailed on or about April 25, 2005 to our stockholders eligible to vote at the meeting.
      Our common stock is traded on the New York Stock Exchange under the trading symbol “IDC.”
      Our website address and the SEC’s website address are included several times in this proxy statement as textual references only. The information in such websites is not incorporated by reference into this proxy statement.
Date, Place and Time
      The annual meeting of our stockholders will be held at the Millennium Broadway Hotel, 145 West 44th Street, New York, New York 10036, on May 19, 2005, at 10:00 a.m. New York City time.
Record Date
      Our board of directors fixed the close of business on March 31, 2005 as the record date for the annual meeting. Accordingly, only holders of our common stock of record at the close of business on March 31, 2005 are entitled to notice of, and to vote at, the annual meeting.
Who May Vote
      Holders of record of our common stock at the close of business on March 31, 2005 are entitled to one vote per share on each matter to properly come before the meeting. As of the close of business on March 31, 2005, there were 93,149,985 shares of our common stock outstanding. Pearson DBC Holdings, Inc., an indirect subsidiary of Pearson, held 56,423,949 shares of our common stock, or 60.6% of the total number of shares of our common stock outstanding on the record date. For a period of 10 days prior to the meeting, a list of our stockholders will be available for review during normal business hours, at our principal offices located at 22 Crosby Drive, Bedford, Massachusetts 01730 and at our New York City offices located at 100 William Street, 17th floor, New York, New York 10038. A list of our stockholders will also be available at the meeting.
Vote Required; Voting at the Meeting

Quorum
      Representation of a majority of our shares of common stock outstanding on the record date, either in person or by proxy, will constitute a quorum for the meeting. Proxies received, even if marked with abstentions or if votes are not indicated, will be included in the calculation of the number of shares for a quorum. Because Pearson has informed us that its shares will be represented at the meeting, a quorum is assured.

Proposals and Vote Required for Approval

Proposal	Vote Required for Approval

Election of Directors.	Requires a plurality of the votes cast. For purposes of determining which nominees received a plurality, only those cast “For” a nominee are included, and any withheld votes will not count in making that determination. Because brokers will have discretionary voting power on this matter, there will be no broker non-votes for this matter.

Re-approval of the performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, those cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal. Because brokers will have discretionary voting power on this matter, there will be no broker non-votes for this matter.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.	Requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. For purposes of determining the number of votes cast, those cast “For” or “Against” are included, and any abstentions will have the effect of a vote “Against” the proposal. Because brokers will have discretionary voting power on this matter, there will be no broker non-votes for this matter.

Approval
      Pearson DBC Holdings, Inc., which as of the record date owned 60.6% of the outstanding shares of our common stock, has informed us that it intends to vote its shares for the election of the director nominees, for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and for the re-approval of the performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code. These votes will be sufficient to elect the director nominees named in this proxy statement, to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and to re-approve the performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.
Voting of Proxies
      All properly executed proxies, and all proxies properly submitted via telephone or the Internet, received before the vote at the annual meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies or indicated by telephone or Internet, as applicable. If no instructions are indicated on a returned proxy, such proxies will be voted FOR the election of the nominated slate of directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005 and FOR the re-approval of performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of Section 162(m) of the Code. Abstentions do not affect the election of the directors but abstentions do have the effect of a vote “Against” the ratification of the appointment of PricewaterhouseCoopers LLP and re-approval of performance criteria under our 2000 Long-Term Incentive Plan to comply with the requirements of 162(m) of the Internal Revenue Code. There will be no broker non-votes for these matters, as they are considered to be routine.
Revocability of Proxies
      A stockholder who has given a proxy solicited by our board of directors may revoke it by:

•	delivering a signed notice of revocation to our corporate secretary;

•	delivering a later dated signed proxy;

•	submitting a new proxy via telephone or the Internet; or

•	attending the annual meeting and voting in person.
      Any written notice of revocation must be sent to Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730, Attention: Corporate Secretary, so as to be delivered at or before the taking of the vote at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.
Solicitation of Proxies
      In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or in person. These persons will not receive additional compensation for soliciting proxies but may be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to our stockholders. We may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses. We will pay for all of the expenses of the annual meeting proxy solicitation.
ELECTION OF DIRECTORS
      At our annual meeting, 10 directors are to be elected, each to hold office (subject to our by-laws) until the next annual meeting of our stockholders and until a successor has been duly elected and qualified or until the director’s earlier death, resignation or removal. Stuart J. Clark, William T. Ethridge, John Fallon, Donald P. Greenberg, Alan J. Hirschfield, Philip J. Hoffman, John C. Makinson, Carl Spielvogel and Allan R. Tessler were elected to serve as directors at our last annual meeting. Olivier Fleurot has been nominated by our board of directors for election as a director for the first time. Mr. Makinson currently serves as our chairman. William B. Gauld, who was elected as a director at our last annual meeting, notified our board of directors in March 2005 that he would not stand for re-election at the 2005 annual meeting. If any of the below named nominees should become unavailable for any reason, which we do not anticipate, the proxies will be voted for any substitute nominee or nominees who may be selected by the board of directors prior to or at the annual meeting. Each person nominated has consented to his nomination and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
      Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of the 10 nominees named below. Shares may not be voted cumulatively. The 10 candidates receiving the greatest number of votes will be elected as directors.

Nominees
      Our nominees for director are as follows:

Stuart J. Clark (57) has been our president and chief executive officer, as well as a member of our board of directors, since February 2000, and has been employed in the financial information industry since 1968. Prior to his current position with us, he served as president of Interactive Data Corporation (as it existed before its merger with Data Broadcasting Corporation) since 1995. From 1993 to 1995, Mr. Clark was a director of UK-based Financial Times Information, with specific responsibility for the Market Data Division. Prior to 1993, Mr. Clark was a director of Extel Financial Limited, which was acquired by Pearson’s Financial Times Group in December 1993.

William T. Ethridge (53) has served as a member of our board of directors since October 2001. Mr. Ethridge is president and chief executive officer of Pearson’s Higher Education, International, and Professional Publishing Group, a division of Pearson, a position he has held since March 2003. In this role, he is responsible for Pearson’s global leadership in Higher Education, English Language Training, and Professional Publishing, with such recognized imprints as Pearson Prentice Hall, Pearson Addison Wesley, Pearson Allyn & Bacon, Pearson Longman, Pearson Benjamin Cummings, Pearson Custom Publishing, Peachpit Press, Que and Sams. Prior to his current position, Mr. Ethridge was president of Pearson’s U.S. Higher Education and Professional Publishing Group. Prior to joining Pearson in November 1998, Mr. Ethridge held several positions at Prentice Hall, including heading the editorial and marketing operations for the college division and serving as president of Prentice Hall’s sciences and technical publishing operations.

John Fallon (42) has served as a member of our board of directors since February 2000. Mr. Fallon is chief executive officer of Pearson Education, Europe, Middle East and Africa. He served as president of Pearson Inc., an indirect wholly owned subsidiary of Pearson, from January 2001 to April 2003, and served as communications director for Pearson from August 1997 to April 2003. Prior to joining Pearson Inc. in 1997, Mr. Fallon served as communications director for PowerGen plc, an international energy group.

Olivier Fleurot (52) is a director nominee for the first time. Mr. Fleurot has served as chief executive officer of the Financial Times newspaper and the FT.com website since January 2003. He has been a member of Pearson’s Management Committee since October 2002. From January 1999 until December 2002, he served as managing director of the Financial Times newspaper. In October 2001, Mr. Fleurot was promoted to managing director of the Financial Times’ worldwide print and online business. Since November 1999, Mr. Fleurot has also been responsible for co-ordinating Pearson’s other main newspaper activities, including Les Echos and Financial Times Deutschland. From November 1996 to December 1998, Mr. Fleurot was chief executive of Les Echos group. He joined Les Echos in 1988.

Donald P. Greenberg (71) has served as a member of our board of directors since 1996. Dr. Greenberg has been a professor at Cornell University, Ithaca, New York, for the past 39 years. He is the Jacob Gould Sherman professor of computer graphics and the director of the computer graphics program at Cornell University. In 1987, Dr. Greenberg received the ACM SIGGRAPH Steven A. Coons award for outstanding creative contributions to computer graphics and in 1991 was named a member of the National Academy of Engineering. He was the founding director of the National Science Foundation’s Science and Technology Center for Computer Graphics and Scientific Visualization. Dr. Greenberg currently serves on the board of directors of Chyron Corporation, a designer and manufacturer of digital equipment for the broadcast industry.

Alan J. Hirschfield (69) is a private investor and has served as a member of our board of directors since 1992. Mr. Hirschfield served as co-chairman of our board of directors from June 1992 until February 2000 and served as our co-chief executive officer from June 1992 to November 1999. Prior to becoming our co-chief executive officer, Mr. Hirschfield served as a consultant and investor in the entertainment and media industry. He served as chief executive officer of Twentieth Century Fox

Film Corp. and Columbia Pictures Inc. from 1982 to 1986 and 1973 to 1978, respectively. Mr. Hirschfield currently serves on the boards of Cantel Medical Corp., a medical products company, Carmike Cinemas, Inc., a movie theatre operator, Peregrine Systems, Inc., a business software provider, and Leucadia National Corp., a diversified holding company.

Philip J. Hoffman (46) has served as a member of our board of directors since February 2000 and is executive vice president and head of corporate finance, strategy and business development for Pearson. Mr. Hoffman is also company secretary for Pearson. From May 2000 to December 2001, Mr. Hoffman was chief executive officer of Learning Network Inc., Pearson’s Internet based education business. From January 1999 through December 2000, Mr. Hoffman was president of Pearson Inc. From January 1997 to December 1998, Mr. Hoffman was executive vice president and chief financial and administrative officer for Pearson’s Penguin Group. Prior thereto, Mr. Hoffman held various executive positions at Pearson Inc. Mr. Hoffman also served on the board of MarketWatch, Inc.

John C. Makinson (50) has served as a member of our board of directors and chairman of our board since December 2002. Mr. Makinson also served on our board from February 2000 to October 2000. He has served as chief executive officer of The Penguin Group since July 2002 and chairman since May 2001. He currently serves as a director of Pearson. From April 1996 to April 2002, he served as chief financial officer of Pearson. From 1994 to 1996, he was the managing director of the Financial Times newspaper where he was responsible for the production, distribution and marketing of the newspaper worldwide. He joined the Financial Times from Makinson Cowell, a specialist independent consultancy firm that advises leading British companies on their relationship with the financial community. He co-founded and ran Makinson Cowell from 1989 to 1994. From 1986 to 1989, he held the position of vice chairman of Saatchi & Saatchi’s US holding company. He is a director and co-chairman of the International Rescue Committee (UK). Mr. Makinson also serves on the board of directors of George Weston Limited, a food processing and distribution company headquartered in Toronto, Canada, and Recoletos Grupo de Comunicacion, SA, a media company headquartered in Madrid, Spain.

Carl Spielvogel (76) is chairman and chief executive officer of Carl Spielvogel Associates, Inc., an international investment and management company. Ambassador Spielvogel has been a member of our board of directors since February 1996, with a brief hiatus from August 2000 to April 2001, during which he served as the United States Ambassador to the Slovak Republic. Ambassador Spielvogel was chairman and chief executive officer of the United Auto Group, Inc., a publicly owned automobile dealership group, from February 1994 until April 1997. Ambassador Spielvogel was chairman and chief executive officer of Backer Spielvogel Bates Worldwide, Inc., one of the world’s largest advertising and marketing communications companies, from July 1987 until January 1994. Ambassador Spielvogel currently serves on the board of directors of Apollo Investment Corp., a publicly owned investment company.

Allan R. Tessler (68) has served as a member of our board of directors since 1992. Mr. Tessler served as co-chairman of our board of directors from June 1992 until February 2000 and served as our co-chief executive officer from June 1992 until November 1999. He has been chairman of the board and chief executive officer of International Financial Group, Inc., an international merchant banking firm, since 1987. He was also chairman of the board of Enhance Financial Services Group Inc., a municipal bond reinsurer, until February 2001. He is chairman of the board of Epoch Investment Partners, Inc., an investment advisory and investment management business. In addition, Mr. Tessler is a principal of Corporate Recovery Group, LLC, a corporate restructuring company. From 1989 to 1996, he was chairman of the board of Great Dane Holdings, Inc., a diversified holding company. Since January 1997, Mr. Tessler has also served as chairman of Checker Holdings Corp. IV, a private holding company. From December 1991 through September 1993, Mr. Tessler was chairman of the board and chief executive officer of Ameriscribe Inc., a national provider of facilities management services. Mr. Tessler also serves on the board of directors of the Limited, Inc., a specialty retailer.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.
      The shares represented by returned proxy cards will be voted FOR election of these nominees unless an instruction to the contrary is indicated on the proxy card.
Corporate Governance
      Our board of directors has established, and continues to review, its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and New York Stock Exchange, or NYSE, listing standards. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines and our Code of Business Conduct and Ethics described below are available on our website, at www.interactivedata.com, under the heading “Corporate Governance.” In addition, copies of our corporate governance guidelines and our Code of Business Conduct and Ethics may be obtained free of charge by writing to our Corporate Secretary, Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730. Our Code of Business Conduct and Ethics applies to our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website any amendments to, or waivers from, any provision of our Code of Business Conduct and Ethics that are required by law or the NYSE listing standards to be publicly disclosed.
      Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of the company and its stockholders. These guidelines, which provide a framework for the conduct of the board’s business, include that:

•	the principal responsibility of the directors is to oversee the management;

•	the non-management directors meet regularly in executive session;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors; and

•	at least annually the board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively.
Board of Directors
      During the fiscal year ended December 31, 2004, our board of directors held six meetings. Each of our directors attended, in the aggregate, 75% or more of the meetings of the board of directors and of the committees of the board of directors on which they served during the fiscal year ended December 31, 2004. It is our policy that our directors are expected to attend each annual meeting of stockholders. All of our directors attended our 2004 annual meeting of stockholders.

Independence
      We qualify as a “controlled company” under NYSE listing standards because Pearson DBC Holdings, Inc. owns more than 50% of our voting power. As a result, we are exempt from the requirement that our board of directors have a majority of independent directors, and that our nominating and corporate governance and compensation committees be composed entirely of independent directors. Our audit committee is composed entirely of independent directors.
      Our board of directors has affirmatively determined that Dr. Greenberg, and Messrs. Hirschfield, Spielvogel and Tessler are independent as determined under NYSE rules. In determining independence pursuant to the NYSE listing standards, our board of directors affirmatively determined whether our independent directors had any direct or indirect material relationship with us, or any of our subsidiaries or with Pearson or any of its subsidiaries, either directly or as a partner, shareholder or officer of an organization that may interfere with the director’s ability to exercise independence. Our board of directors concluded that none of our independent directors had any relationships with us, any of our subsidiaries or Pearson or any of its subsidiaries. Our board considers what it deems to be all relevant facts and circumstances in determining the independence of its members.

Meetings of Non-Management and Independent Directors
      In accordance with NYSE listing standards and our corporate governance guidelines:

•	our non-management directors, meet separately at least semi-annually at executive sessions without management; and

•	our independent directors meet separately at least once per year without management or any directors for whom the board of directors has not made an affirmative determination of independence.
      The non-management and independent directors may hold such additional executive sessions as they determine are necessary or appropriate. Mr. Clark is the only nominee who is a member of management. The presiding director for purposes of leading non-management and independent director meetings is Mr. Tessler.

Communications with Our Board of Directors
      Our board of directors believes it is important for stockholders and others to have a process to send communications to the board of directors. Accordingly, any stockholder, security holder or other interested party who desires to make his or her concerns known to the board of directors as a whole, the presiding director, all of our non-management directors as a group or any individual director, may do so by writing to the individual or group, care of our Corporate Secretary, Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730. All such communications will be forwarded by the Corporate Secretary to our presiding director, Mr. Tessler, who is primarily responsible for monitoring such communications from stockholders, security holders and other interested parties and for providing copies or summaries to the other directors, as he considers appropriate.
Committees of the Board
      Our board of directors has established an audit committee, a compensation committee, an independent committee and a nominating and corporate governance committee. Our audit committee, compensation committee and nominating and corporate governance committee each operate under a charter that has been approved by the board. The current charters for our audit, compensation and nominating and corporate governance committees are available on our website, at www.interactivedata.com, under the heading “Corporate Governance.” Copies of the charters of our audit, compensation and nominating and corporate governance committees may be obtained by writing to our Corporate Secretary, Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730. In addition, our current audit committee charter is included as Appendix A to this proxy statement. At least annually, the audit committee reviews its charter and assesses its continuing adequacy. Each of the nominating and corporate governance and compensation committees periodically reviews its charter and assesses its continuing adequacy.

Audit Committee
      Our audit committee currently consists of Dr. Greenberg and Messrs. Spielvogel and Tessler, with Mr. Tessler as its chairman. Pursuant to the NYSE listing standards, the audit committee is required to consist entirely of independent directors. Dr. Greenberg and Messrs. Spielvogel and Tessler are independent directors as required under the NYSE listing standards. In addition, all members of the audit committee satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our board of directors has determined that Mr. Tessler is an audit committee financial expert as defined in Item 401(h) of Regulation S-K. During 2004, the audit committee met on 13 occasions.
      The primary function of our audit committee is to assist the board of directors in fulfilling its responsibilities for oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and our independent registered public accounting firm.
      Specific responsibilities of our audit committee include:

•	appointing, retaining, evaluating, terminating, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, our disclosure controls and procedures and our Code of Business Conduct and Ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees or former employees of our independent registered public accounting firm;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules and regulations (which is included on page 16 of this proxy statement).

Compensation Committee
      Our compensation committee currently consists of Dr. Greenberg and Messrs. Hoffman and Makinson, with Mr. Makinson as its chairman. Dr. Greenberg is an independent director as determined under the NYSE listing standards. The compensation committee is responsible, among other matters, for discharging, or assisting the board of directors in discharging, duties related to:

•	the review and approval of corporate goals and objectives relevant to the compensation of our chief executive officer, and annual evaluation of our chief executive officer’s performance in light of those goals and objectives, as well as the determination of, or recommendation to board with respect to our chief executive officer’s compensation level based on this evaluation;

•	approval of, or recommendation to our board of directors with respect to compensation, incentive-compensation plans, and equity-based plans for executive officers other than the chief executive officer; and

•	overseeing an evaluation of our senior executives.

      The compensation committee is also responsible for administering our cash and equity incentive plans and employee stock purchase plan, for reviewing and making recommendations with respect to director compensation and for preparing the report on executive compensation required under rules and regulations of the SEC (which is included on page 24 of this proxy statement). The compensation committee may take any and all actions that may be taken by our board of directors to review and approve chief executive and senior executive officer compensation. During 2004, the compensation committee met on four occasions.

Nominating and Corporate Governance Committee
      Our nominating and corporate governance committee currently consists of Messrs. Clark, Hoffman, Makinson and Tessler, with Mr. Makinson as its chairman. Mr. Tessler is an independent director as determined under the NYSE listing standards. Our nominating and corporate governance committee is responsible, among other matters, for:

•	recommending to our board of directors, the persons to be nominated for election as independent directors at any meeting of stockholders;

•	reviewing, from time to time, the corporate governance principles applicable to us;

•	monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies;

•	leading the board and committees of the board in annual performance self-evaluations; and

•	reviewing, reassessing and administering our corporate governance guidelines.
During 2004, the nominating and corporate governance committee met on five occasions.

Independent Committee
      The independent committee currently consists of Dr. Greenberg and Messrs. Hirschfield, Spielvogel and Tessler, with Mr. Tessler as its chairman. These directors are not employees of us or Pearson and each of these directors is independent as determined under the NYSE listing standards. The independent committee has been delegated all authority of our board of directors to consider and approve on our behalf transactions and agreements between us and Pearson or any of Pearson’s affiliates. During 2004, the independent committee met on two occasions.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth as of January 31, 2005, certain information known to us regarding the shares of our common stock, as well as the ordinary shares of our majority shareholder’s parent company, Pearson, beneficially owned by (1) each of our directors and our director nominee, (2) our chief executive officer and the other executive officers named in the summary compensation table on page 17 of this proxy statement, and (3) the directors and all of our executive officers as a group. In addition, the following table sets forth the beneficial ownership of common stock as of January 31, 2005, with respect to Pearson DBC Holdings, Inc., which is the only entity or individual known by us to own beneficially more than 5% of the outstanding shares of our common stock.

	Interactive Data Corporation(1)		Pearson plc

	Amount and Nature		Amount and Nature
	of Beneficial		of Beneficial
Directors and Executive Officers	Ownership	Percent of Class	Ownership	Percent of Class

Stuart J. Clark(2)	676,996	*	79,885	*
Steven G. Crane(3)	248,678	*	0	—
Raymond L. D’Arcy(4)	198,812	*	26,592	*
William T. Ethridge(5)	0	—	145,156	*
John Fallon(6)	0	—	165,483	*
William B. Gauld(7)	0	—	121,383	*
Olivier Fleurot(8)	107	—	142,997	*
Donald P. Greenberg(9)	67,500	*	0	—
Alan J. Hirschfield(10)	1,088,445	1.2%	0	—
Philip J. Hoffman(11)	0	—	119,662	*
John King(12)	230,616	*	61,239	*
Andrea H. Loew(13)	114,053	*	12,400	*
John C. Makinson(14)	1,000	*	393,546	*
Carl Spielvogel(15)	137,500	*	0	—
Allan R. Tessler(16)	1,218,499	1.3%	0	—
All directors and executive officers as a group (14 persons)(17)	3,982,099	4.2%	1,125,346	*

Five Percent Stockholder

Pearson DBC Holdings, Inc.(18)	56,423,949	60.5%	N/A	N/A

*	Less than 1%.

(1)	The table is based upon information supplied by our officers, directors and principal stockholder and information set forth on any statements filed with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934. Unless otherwise indicated in these footnotes, and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect the shares shown as beneficially owned and the address of each stockholder is: c/o Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts 01730.

(2)	Mr. Clark is our Chief Executive Officer, President, and a member of our board of directors. With respect to Interactive Data shares, includes 609,692 shares that Mr. Clark has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005. With respect to Pearson shares, includes 58,493 shares that Mr. Clark has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(3)	Mr. Crane is our Executive Vice President and Chief Financial Officer. Includes 234,374 shares of Interactive Data that Mr. Crane has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(4)	Mr. D’Arcy is the President of Data Delivery Products for our FT Interactive Data Corporation subsidiary. With respect to Interactive Data shares, includes 185,312 shares that Mr. D’Arcy has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005. With respect to Pearson shares, includes

15,228 shares that Mr. D’Arcy has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(5)	Mr. Ethridge is a member of our board of directors. Includes 99,822 shares of Pearson that Mr. Ethridge has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(6)	Mr. Fallon is a member of our board of directors. Includes 104,142 shares of Pearson that Mr. Fallon has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(7)	Mr. Gauld is a member of our board of directors. Includes 114,964 shares of Pearson that Mr. Gauld has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005. William B. Gauld, who was elected as a director at our last annual meeting, notified our board of directors in March 2005 that he would not stand for re-election at the annual meeting.

(8)	Mr. Fleurot is a nominee for election to our board of directors. Includes 117,222 shares of Pearson that Mr. Fleurot has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(9)	Dr. Greenberg is a member of our board of directors. Consists of 67,500 shares of Interactive Data Corporation that Dr. Greenberg has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(10)	Mr. Hirschfield is a member of our board of directors. Includes 1,000,945 shares of Interactive Data held of record by the Alan J. Hirschfield Living Trust and 40,000 shares held by Mr. Hirschfield’s wife. Mr. Hirschfield disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 47,500 shares of Interactive Data Corporation that Mr. Hirschfield has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(11)	Mr. Hoffman is a member of our board of directors. Includes 84,227 shares of Pearson that Mr. Hoffman has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(12)	Mr. King is the Chief Operating Officer of our FT Interactive Data Corporation subsidiary. With respect to Interactive Data Corporation shares, includes 220,312 shares that Mr. King has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005. With respect to Pearson shares, includes 49,271 shares that Mr. King has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(13)	Ms. Loew is our Vice President, General Counsel and Corporate Secretary. With respect to Interactive Data Corporation shares, includes 111,249 shares that Ms. Loew has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005. With respect to Pearson shares, includes 3,900 shares that Ms. Loew has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(14)	Mr. Makinson is Chairman of our board of directors. Includes 287,836 shares of Pearson that Mr. Makinson has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(15)	Mr. Spielvogel is a member of our board of directors. Includes 67,500 shares of Interactive Data Corporation that Mr. Spielvogel has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(16)	Mr. Tessler is a member of our board of directors. Includes 625,999 shares of Interactive Data Corporation held of record by ART/ FGT Family Partners Ltd. and 545,000 shares of Interactive Data Corporation held of record by Tessler Family Limited Partnership. Mr. Tessler disclaims ownership of such shares except to the extent of his pecuniary interest therein. Includes 47,500 shares of Interactive Data Corporation that Mr. Tessler has the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(17)	With respect to Interactive Data Corporation, includes 1,590,939 shares of Interactive Data Corporation that such persons have the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005. With respect to Pearson, includes shares of Pearson that such persons have the right to acquire pursuant to currently exercisable options or options that may be exercised within 60 days of January 31, 2005.

(18)	The address of Pearson DBC Holdings, Inc. is c/o Pearson Inc., 1330 Avenue of the Americas, New York, New York 10014.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires our directors and executive officers, and any person who owns more than 10% of a registered class of our equity securities, to file with the SEC, initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Based upon the information supplied to us by such persons, we are required to report any known failure to file these reports within the period specified by the instructions to the reporting forms. To our knowledge, based upon a review of the Section 16(a) reports furnished to us and the written representations of our executive officers and directors, all these filing requirements were satisfied by our directors and executive officers for the fiscal year ended December 31, 2004, except that due to an internal administrative error Mr. Hirschfield reported a gift of 3,400 shares of common stock which occurred on November 25, 2003 and a gift of 8,200 shares of common stock which occurred on November 26, 2003 on a Form 4 filed on June 22, 2004.
Related Party Transactions
      We are a party to a management services agreement with Pearson that became effective as of February 29, 2000. This agreement governs the provision of certain services by either company (and each company’s subsidiaries) to the other and renews annually.
      Pursuant to the agreement, Pearson provides certain services to us and we provide certain services to Pearson. The services provided by Pearson afford us administrative convenience and we believe the terms of such services are more favorable to us than if we had negotiated similar arrangements with non-affiliated third parties. The services provided by Pearson include administering 401(k), pension, travel, employee health benefit plans and insurance plans in the United States and United Kingdom, use of a back-up disaster recovery site and billing, accounts payable, accounts receivable, computer and accounting system support, financial accounting, tax and payroll services related to certain of our subsidiaries, primarily in the United Kingdom. The services provided by us to Pearson include the provision of financial data. A majority of the charges for services to and from Pearson and its affiliates are at cost. Prior to entering into any service arrangement with Pearson, we assess whether it would be more advantageous to obtain such services from a third party. The independent committee of our board of directors, which currently consists of four directors, none of whom are employees of Pearson, approved the management services agreement on our behalf. There was no material effect on our financial condition or results of operations as a result of entering into the agreement. If Pearson’s services were to be terminated, we would be required to seek equivalent services in the open market at potentially increased costs. The management services agreement is amended from time to time by mutual agreement to address changes in the terms or services provided to or on our behalf. The independent committee approves any such modifications. From time to time, we assess the ongoing relationships between us and Pearson and, if we determine that it would be more advantageous to secure any such services outside of Pearson, we pursue doing so.
      In addition, in the ordinary course of business, we are involved in transactions with certain businesses that are owned by or affiliated with Pearson. Certain of our businesses license market data and related services at commercial rates to certain businesses owned by or affiliated with Pearson and also acquire a range of services related to specific financial market indices from certain businesses owned by or affiliated with Pearson. We believe that the terms and conditions of these transactions are fair and reasonable. Certain of our businesses purchase advertising at discounted rates and other promotional services from certain businesses owned by or affiliated with Pearson.
      Any amounts payable or receivable to and from Pearson or Pearson affiliates are classified as an affiliate transaction on our balance sheet. For the years ended December 31, 2004, 2003 and 2002, we recorded revenue of $2,563,000, $2,711,000 and $2,238,000, respectively, for services provided to Pearson. For the years ended December 31, 2004, 2003 and 2002, we recorded expense of $3,658,000, $3,115,000 and $2,902,000, respectively, for these services received from Pearson.
      In 2001, we entered into a trademark license agreement with Pearson’s Financial Times Group, authorizing us to use the “FT” and “Financial Times” trademarks and logos in our business. The license grants us the right to use the FT and Financial Times brands for a five-year period for one UK pound sterling with an automatic renewal thereafter, unless terminated. The license is subject to quality control standards, restrictions on sublicensing the trademarks to third parties and certain other restrictions. The independent committee of our board of directors approved this agreement on our behalf.
      In the third quarter of 2004, we recorded a capital contribution from Pearson of $1,962,000 for an adjustment to a liability attributed to a former affiliate of Pearson that was sold in 1999, prior to our merger with Data Broadcasting Corporation. This adjustment had no impact on our net income or on Pearson’s ownership percentage of our issued and outstanding common stock. In the fourth quarter of 2004, we recorded a capital contribution from Pearson of $1,889,000, which represented the final settlement of certain employee benefit matters for which ultimate payment was not required.

Report of the Audit Committee of the Board of Directors
      The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with the legal and regulatory requirements applicable to the company and the quality of our internal and external audit processes. The audit committee operates under a written charter that sets forth the audit committee’s role and responsibilities. A copy of the current audit committee charter is included as Appendix A to this proxy statement.
      Management is responsible for our financial reporting process, including its system of disclosure controls and procedures and internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the conformity of the company’s audited financial statements in accordance with accounting principles generally accepted in the United States of America. The audit committee’s responsibility is to monitor and review these processes.
      The audit committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2004. The audit committee has reviewed with management the scope and nature of the company’s internal auditing and has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees. Statement on Auditing Standards No. 61 requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.
      In addition, the audit committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1, Independence Discussions With Audit Committees, and discussed with the independent registered public accounting firm its independence from the company and its management. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. The audit committee considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence and concluded that it is compatible at this time.
      The audit committee has also reported to the board of directors its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC on March 16, 2005. The audit committee has also approved the reappointment of PricewaterhouseCoopers LLP as our company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Respectfully submitted,

AUDIT COMMITTEE

Allan R. Tessler, Chairman
Donald P. Greenberg
Carl Spielvogel

EXECUTIVE COMPENSATION
Executive Compensation
      The following table sets forth certain summary information concerning compensation paid or accrued to or on behalf of our chief executive officer and the four other most highly compensated executive officers through the end of the fiscal year ended December 31, 2004.
Summary Compensation Table

						Long Term Compensation
						Awards
		Annual Compensation
						Restricted	Securities
				Other Annual		Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Awards*	Options	Compensation

Stuart J. Clark	2004	$500,000	$595,300	$10,000	(1)	$436,750	100,000	$188,105	(2)
Chief Executive Officer	2003	$487,500	$372,450	$10,000	(1)	$424,250	75,000	$83,164	(3)
and President	2002	$462,500	$369,444	$30,318	(4)	—	150,000	$46,337	(5)
Steven G. Crane	2004	$350,000	$314,265	—		$145,578	50,000	$41,753	(2)
Chief Financial Officer and	2003	$345,000	$243,215	—		$141,411	25,000	$34,806	(3)
Executive Vice President	2002	$332,500	$217,600	—		—	45,000	$27,140	(6)
Raymond L. D’Arcy	2004	$290,000	$278,516	—		$145,578	50,000	$137,231	(2)
President, Data Delivery	2003	$290,000	$216,021	—		$141,411	25,000	$38,204	(3)
Products, FT Interactive Data	2002	$275,000	$160,417	$20,981	(7)	—	50,000	$34,631	(8)
John L. King	2004	$312,000	$299,645	—		$145,578	50,000	$50,230	(2)
Chief Operating Officer,	2003	$312,000	$232,409	—		$141,411	25,000	$49,544	(3)
FT Interactive Data	2002	$300,000	$175,000	—		—	50,000	$39,672	(8)
Andrea H. Loew	2004	$228,750	$169,270	—		$87,350	30,000	$31,113	(2)
Vice President, General Counsel	2003	$210,000	$117,852	—		$84,850	15,000	$25,609	(3)
and Corporate Secretary	2002	$200,000	$99,333	—		—	25,000	$22,325	(9)

*	Consists of Deferred Stock Units, or DSUs. With respect to 2004, the values are based on the closing price of our common stock on the date of grant, July 1, 2004, which was $17.47. With respect to 2003, the values are based on the closing price of our common stock on the date of grant, June 16, 2003, which was $16.97. The DSUs vest 100% on the third anniversary of the grant date. DSUs accrue the right to receive additional shares of our common stock if any stock dividends on our common stock are declared before vesting, but holders of DSUs are not entitled to any cash dividends declared before vesting. As of December 31, 2004, based on the closing price of $21.74, Mr. Clark held 50,000 DSUs valued at $1,087,000, Messrs. Crane, King and D’Arcy each held 16,333 DSUs valued at $362,319, and Ms. Loew held 10,000 DSUs valued at $217,400.

(1)	Mr. Clark’s other annual compensation for 2003 and 2004 consisted of a car allowance.

(2)	Other compensation for 2004 consisted of (i) matching contributions to our 401(k) plan in the amounts of $9,225 for each of Messrs. Clark, Crane, King, and D’Arcy and Ms. Loew; (ii) profit-sharing contributions to our 401(k) plan in the amounts of $2,563 for each of Messrs. Clark, and Crane and Ms. Loew and $4,613 for each of Messrs. King and D’Arcy; (iii) matching deferred compensation held in a rabbi trust arrangement set up by Pearson (also referred to in this proxy statement as the Excess Plan) in the amounts of $35,510 for Mr. Clark, $22,968 for Mr. Crane, $20,596 for Mr. D’Arcy, $22,158 for Mr. King and $14,022 for Ms. Loew; (iv) profit-sharing deferred compensation contributions to the Excess Plan in the amounts of $6,813 for Mr. Clark, $4,853 for Mr. Crane, $6,773 for Mr. D’Arcy, $7,637 for Mr. King and $1,770 for Ms. Loew; and (v) group term life insurance premiums in the amounts of $2,322 for Mr. Clark, $810 for Mr. Crane, $1,242 for Mr. D’Arcy, $1,242 for Mr. King and $734 for Ms. Loew. In the case of Mr. Clark, the amount also includes $2,758 of earnings on his accrued benefit under the Pearson Group Pension Plan (converted to US dollars using the average conversion rate as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004). In the case of Messrs. Crane, D’Arcy, and King and Ms. Loew includes $464, $2,833, $2,960 and $2,222, respectively, representing earnings on their accrued benefit under the Pearson Inc. Pension Plan, and $871, $1,913, $2,396 and $578, respectively, representing earnings on their accrued benefit under the Pearson Inc. Supplemental Executive Retirement Plan, or the SERP. In the case of Messrs. Clark and D’Arcy, the amounts also include $128,915 and $90,036, respectively, representing the value of 10,435 and 7,288 Pearson ordinary shares, respectively, received under the Pearson Equity Incentive Plan. In addition, Messrs. Clark, D’Arcy and King received an award under the Pearson Long Term Incentive Plan consisting of a restricted stock grant of 1,673 ordinary shares, 889 ordinary shares, and 1,348 ordinary shares, respectively, with aggregate values of $18,803, $9,991 and $15,150, respectively, on the date of grant.

(3)	Other compensation for 2003 consisted of matching and profit-sharing contributions to our 401(k) plan, matching and profit-sharing deferred compensation contributions to the Excess Plan, group term life insurance premiums and earnings on accrued benefits under the Pearson Inc. Pension Plan and the SERP. In addition, Messrs. Clark and King received awards of 1,146 ordinary shares and 918 ordinary shares, respectively, under the Pearson Annual Bonus Share Matching Plan; these awards had a value of $10,465 and $8,383, respectively, as of the date of grant and these amounts are included. In the case of Mr. Clark, the amount also includes $24,415, representing the amount of gain realized upon the exercise of Pearson options for an aggregate of 9,520 ordinary shares and earnings on his accrued benefit under the Pearson Group Pension Plan (converted to US dollars using the average conversion rate as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

(4)	Mr. Clark’s other annual compensation for 2002 consisted of participation in a sales incentive trip, a tax gross-up, and a car allowance.

(5)	Mr. Clark’s other compensation for 2002 consisted of matching and profit sharing contributions to our 401(k) plan, matching and profit sharing deferred compensation contributions to the Excess Plan and group term life insurance premiums. In addition Mr. Clark received an award under the Pearson Long Term Incentive Plan consisting of a grant of 836 restricted ordinary shares with an aggregate value of $8,886 on the date of grant. Such shares are subject to restrictions that may lapse if the price of Pearson ordinary shares changes during the restricted period as specified in the plan. The amount also includes earnings on his accrued benefit under the Pearson Group Pension Plan (converted to US dollars using the average conversion rate as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

(6)	Mr. Crane’s other compensation for 2002 consisted of matching and profit-sharing contributions to our 401(k) plan, matching and profit-sharing deferred compensation contributions to the Excess Plan, group term life insurance premiums and earnings on accrued benefits under the Pearson Inc. Pension Plan and the SERP.

(7)	Mr. D’Arcy’s other annual compensation for 2002 consisted of participation in a sales incentive trip and a tax gross-up.

(8)	Messrs. D’Arcy’s and King’s other compensation for 2002 consisted of matching and profit-sharing contributions to our 401(k) plan, matching and profit-sharing deferred compensation contributions to the Excess Plan, group term life insurance premiums and earnings on accrued benefits under the Pearson Inc. Pension Plan and the SERP. In addition, Mr. D’Arcy received an award under the Pearson Long Term Incentive Plan consisting of a grant of 444 restricted ordinary shares with an aggregate value of $4,720 on the date of grant and Mr. King received an award under the Pearson Long Term Incentive Plan consisting of a grant of 673 restricted ordinary shares with an aggregate value of $7,154 on the date of grant. Such shares are subject to restrictions that may lapse if the price of Pearson ordinary shares changes during the restricted period as specified in the plan.

(9)	Ms. Loew’s other compensation for 2002 consisted of matching and profit-sharing contributions to our 401(k) plan, matching and profit-sharing deferred compensation contributions to the Excess Plan, group term life insurance premiums, the value of ordinary shares of Pearson received under the Pearson Worldwide Save for Shares Plan and earnings on accrued benefits under the Pearson Inc. Pension Plan and the SERP.

Pearson Plans
      As described in the foregoing footnotes, certain of our named executive officers participated in benefit programs offered by Pearson. Although our executive officers no longer actively participate in these plans, these executive officers may, from time to time, receive benefits relating to their participation in these plans in prior years.
      Under the Pearson Annual Bonus Share Matching Plan, eligible participants are allowed to take up to 50% of any after-tax annual bonus in the form of ordinary shares of Pearson which, if held, and Pearson’s adjusted earnings per share increases by at least 3% per annum, will be matched on a gross basis of one share for every two held after three years and another one share for every two originally held (i.e., a total of one-for-one) after five years. Our executive officers have not participated in this plan for bonuses earned after 2001; however, bonuses earned in prior years by participants are still subject to the plan and therefore these officers may continue to receive additional Pearson ordinary shares.
      Under the Pearson Long Term Incentive Plan, eligible participants may receive stock options for Pearson ordinary shares or restricted stock. The objective of the plan is to allow for a range of equity-based incentives to link corporate performance to participants’ long-term reward in a flexible way.
      Under the Pearson Worldwide Save for Shares Plan, eligible participants have the option to save a portion of their monthly salary over a specified period. At the end of this period, the participant has the option to purchase Pearson ordinary shares with the accumulated funds at a purchase price equal to 80% of the market price prevailing at the beginning of the period. Our executive officers have not participated in this plan for salaries earned after 2001; however participants may continue to receive additional Pearson ordinary shares for past participation.
      Under the Pearson Equity Incentive Plan, eligible participants are granted restricted Pearson ordinary shares, subject to vesting requirements.

      Mr. Clark is entitled to receive an annual pension under the Pearson Group Pension Plan. Further accruals under that plan were frozen at the end of 2001, and as of December 31, 2001 Mr. Clark’s annual pension under the plan was $118,277, based on 33 years of service, a salary at that time of $188,874, and using the US dollar to UK pound sterling conversion rate as reported in the Wall Street Journal for December 31, 2001. As of December 31, 2004, Mr. Clark’s annual pension under the plan had an estimated value of $99,983 (using the average US dollar to UK pound sterling conversion rate as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004). The annual pension is credited with earnings annually. Mr. Clark will be eligible to receive this pension if he retires at the normal retirement age of 62, which he will attain in December of 2009.
      Messrs. Crane, D’Arcy and King, and Ms. Loew, are entitled to receive a pension benefit under the Pearson Inc. Pension Plan, a broad-based tax qualified plan, and the SERP. Further accruals under the Pearson Inc. Pension Plan and the SERP were frozen as of December 31, 2001, although the accrued benefit under each plan is credited with earnings annually.
      As of December 31, 2001, Mr. Crane’s benefit under the Pearson Inc. Pension Plan was $8,500 and was based on 2.5 years of service and compensation of $170,000. His benefit under the SERP was $14,355. As of December 31, 2004, Mr. Crane’s benefit under the Pearson Inc. Pension Plan was $9,778 and his benefit under the SERP was $16,580. (Mr. Crane is not yet vested in his Pearson Inc. Pension Plan and SERP benefit.) Mr. Crane will be eligible to receive his benefit under each plan at retirement or termination of employment.
      As of December 31, 2001, Mr. D’Arcy’s benefit under the Pearson Inc. Pension Plan was $51,939 and was based on 22.7 years of service and compensation of $170,000. His benefit under the SERP was $34,787. As of December 31, 2004, Mr. D’Arcy’s benefit under the Pearson Inc. Pension Plan was $59,744 and his benefit under the SERP was $40,178. Mr. D’Arcy will be eligible to receive his benefit under each plan at retirement or termination of employment.
      As of December 31, 2001, Mr. King’s benefit under the Pearson Inc. Pension Plan was $54,251 and was based on 25.1 years of service and compensation of $170,000. His benefit under the SERP was $43,564. As of December 31, 2004, Mr. King’s benefit under the Pearson Inc. Pension Plan was $62,405 and his benefit under the SERP was $50,316. Mr. King will be eligible to receive his benefit under each plan at retirement or termination of employment.
      As of December 31, 2001, Ms. Loew’s benefit under the Pearson Inc. Pension Plan was $40,728 and was based on 5.3 years of service and compensation of $170,000. Her benefit under the SERP was $10,514. As of December 31, 2004, Ms. Loew’s benefit under the Pearson Inc. Pension Plan was $46,850 and her benefit under the SERP was $12,144. Ms. Loew will be eligible to receive her benefit under each plan at retirement or termination of employment.

Option Grants in Last Fiscal Year
      The following table provides information concerning grants of stock options under our 2000 Long-Term Incentive Plan to the named executive officers during the fiscal year ended December 31, 2004. We did not grant any stock appreciation rights during the fiscal year ended December 31, 2004.

	Individual Grants(1)

	Number of	Percent of
	Shares of	Total
	Common Stock	Options
	Underlying	Granted to
	Options	Employees in	Exercise Price	Expiration	Grant Date
Name	Granted	Fiscal Year	($ Per Share)	Date	Value(2)

Stuart J. Clark	100,000	5.16%	$17.47	6/30/14	$749,920
Steven G. Crane	50,000	2.58%	$17.47	6/30/14	$374,960
Raymond L. D’Arcy	50,000	2.58%	$17.47	6/30/14	$374,960
John L. King	50,000	2.58%	$17.47	6/30/14	$374,960
Andrea H. Loew	30,000	1.55%	$17.47	6/30/14	$224,976

(1)	Options vest according to the following schedule: 25% of the option shares vest on the first anniversary of the grant date and the remaining 75% of the option shares vest in 6.25% quarterly increments, with full vesting occurring on the fourth anniversary of the grant date. Any unvested shares vest and become exercisable immediately upon termination of employment within one year following a change in control (as defined in the option agreements) of the company, excluding termination for cause or voluntary resignation (other than resignation for good reason within one year of the change in control). During fiscal year 2004, we granted an aggregate of 1,937,200 stock options to our employees.

(2)	“Grant Date Value” has been calculated using the Black-Scholes pricing model, a widely recognized method of determining the present value of options. The actual value, if any, an executive officer may realize will depend on the extent to which the conditions to exercisability of the option are satisfied and the excess of the stock price over the exercise price on the date the option is exercised. It is highly unlikely that the value realized by the above employees will be consistent with the value estimated by Black-Scholes model. The estimated values under that model are based on assumptions regarding interest rates, stock price volatility and future dividend yield. The model is used for valuing market traded options and is not directly applicable to valuing stock options granted under the 2000 Long-Term Incentive Plan which cannot be transferred. The assumptions used in completing the Black-Scholes pricing model were as follows:

	2004	2003	2002

Risk free interest rate	3.45%	2.00%	3.87%
Expected life (in years)	4.00	4.00	4.00
Volatility	32%	61%	77%
Expected dividend yield	0%	0%	0%
Weighted average fair value	$7.50	$8.09	$9.52
      Pursuant to the terms of the plan, the exercise price per share for all options is determined by the committee authorizing such award or our board of directors. Stock option exercise prices were equal to the fair market value (as defined in the 2000 Long-Term Incentive Plan) of our common stock on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table provides information concerning the exercise of stock options during the fiscal year ended December 31, 2004 and unexercised stock options held as of December 31, 2004 by the named executive officers.

			Number of Shares of
			Common Stock Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
			Fiscal Year-End		Fiscal Year-End(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Stuart J. Clark	—	—	595,629	265,625	$6,987,630	$1,773,781
Steven G. Crane	—	—	230,000	90,000	$2,901,288	$479,412
Raymond L. D’Arcy	10,000	$102,600	180,625	109,375	$2,031,006	$716,344
John L. King	—	—	215,625	109,375	$2,483,906	$716,344
Andrea H. Loew	—	—	108,750	61,250	$1,246,425	$386,975

(1)	These amounts represent the difference between the exercise price of the stock options and $21.74, the closing price of our common stock on December 31, 2004 for all in-the-money options held by the named executive officer. The in-the-money stock option exercise prices range from $3.00 to $16.97.

Executive Officer Equity Ownership Policy
      In June 2003, our compensation committee adopted an equity ownership policy applicable to the named executive officers as well as certain other senior managers. The policy guidelines state that not later than December 31, 2007 (or five years after a future officer becomes subject to the policy, as the case may be), each executive officer shall hold at least the number of shares of our common stock (including vested DSUs and other fully vested stock-based awards issued, but excluding vested but unexercised options) specified for that individual pursuant to the policy. The number of shares of our common stock that an executive officer shall hold is determined by dividing the executive’s annual base salary on the day the policy became applicable to the executive officer (June 2, 2003, for our current executive officers) by the market price of our common stock on that day, and multiplying the result by a factor ranging from one and one-half to four. Such factor is four for our CEO and ranges from one and one-half to two for our other named executive officers. The compensation committee adopted this policy because they believed it was important to encourage ownership of our common stock by executive officers in order to tie the interests of management to the interests of the stockholders and to minimize negative speculation in the marketplace that may result from sales of our common stock by our executive officers. In conjunction with the adoption of this policy, the compensation committee made a determination to award DSUs as a form of equity compensation to the executive officers. The ownership levels for each of the named executive officers is as follows:

Number of
Name	Shares

Stuart J. Clark	116,279
Steven G. Crane	41,616
Raymond L. D’Arcy	35,496
John L. King	38,188
Andrea H. Loew	19,278

Compensation of Directors
      Pursuant to our Compensation Plan for Non-Employee Directors, each independent director receives $25,000 per year for service on the board, paid quarterly in arrears, and reimbursement for travel and other expenses. The independent director chairs of each of our audit and compensation committees receive an additional annual fee of $10,000 and the independent directors who are members of our audit and compensation committees receive an additional fee of $5,000 per year for participation on such committees. Independent director chairs of the independent and nominating and corporate governance committees receive an additional $5,000, and independent directors who are members of the independent and nominating and corporate governance committees receive an additional $3,000 for participation on such committees. Each independent director also receives $1,000 for each meeting of the board of directors held in person or by telephone lasting more than one hour. In addition, each independent director receives an option to purchase 6,250 shares of our common stock that are fully vested at grant and 2,100 DSUs, which vest on the third anniversary of the grant date, payable in stock, on the day after the first regularly scheduled meeting of the board of directors of the calendar year. If the audit committee or compensation committee have more than five meetings during 2005, members of the audit committee and compensation committee, as the case may be, will receive additional fees of $1,000 per meeting attended in person or by telephone (for meetings beginning with the sixth meeting), if certain conditions are met.
      Accordingly, for fiscal year 2004, Dr. Greenberg and Messrs. Hirschfield, Spielvogel and Tessler, as independent directors, received fees of $6,250 for each quarter served as director, as well as reimbursement for travel and other expenses. Additionally, Mr. Tessler received aggregate fees of $15,000 for his service as chairman of each of the audit committee and the independent committee and $3,000 for his service as a member of the nominating and corporate governance committee. Dr. Greenberg received aggregate fees of $13,000 for his service as a member of each of the audit committee, compensation committee and independent committee. Mr. Spielvogel received aggregate fees of $8,000 for his service as a member of each of the audit committee and independent committee. Mr. Hirschfield received aggregate fees of $3,000 for his service as a member of the independent committee. Each of Dr. Greenberg and Messrs. Hirschfield, Spielvogel and Tessler received $6,000 for attending six board meetings. In February 2004, Dr. Greenberg and Messrs. Hirschfield, Spielvogel and Tessler were each granted fully vested stock options to acquire 6,250 shares of our common stock with an exercise price of $17.39, and 2,100 DSUs, representing the right to receive 2,100 shares of our common stock on the third anniversary of the grant date. In February 2005, Dr. Greenberg and Messrs. Hirschfield, Spielvogel and Tessler were each granted fully vested stock options to acquire 6,250 of our common stock with an exercise price of $20.45, as well as 2,100 DSUs, representing the right to receive 2,100 shares of our common stock on the third anniversary of the grant date. These equity-based grants were all made in accordance with the terms of our 2000 Long-Term Incentive Plan and our Compensation Plan for Non-Employee Directors.
      All other directors, who are either our employees or are affiliated with Pearson, did not receive compensation for service on our board of directors or committees thereof, during fiscal year 2004.

Non-Employee Director Equity Ownership Policy
      In December 2003, our compensation committee adopted an equity ownership policy applicable to independent directors. The policy guidelines state that not later than December 31, 2007 (or five years after a future director becomes subject to the policy, as the case may be), each independent director shall hold at least the number of shares of our common stock (including vested DSUs and other fully vested stock-based awards, but excluding vested but unexercised options) specified pursuant to the policy. The number of shares of our common stock that an independent director shall hold is determined by dividing the annual retainer on the day the policy became applicable to the independent director (December 10, 2003, for our current independent directors), by the market price of our common stock on that day, and multiplying the result by a factor of three. This amount is 4,524 for each of the current independent directors. The compensation committee adopted this policy because they believed it was important to encourage ownership of our common stock by independent directors in order to tie the interests of these board members to the interests of the stockholders and to minimize negative speculation in the marketplace that may result from the sale of our common stock by our independent directors. In conjunction with the adoption of this policy, the compensation committee made a determination to award DSUs as a form of equity compensation to the independent directors.

Employment Contracts, Termination of Employment and Change of Control Arrangements
      We currently have no compensation plan or arrangement with respect to any of the executive officers named in the Summary Compensation Table which is, or will be, triggered by the resignation, retirement or other termination of such individual’s employment with us or by a change in our control or a change in the individual’s responsibilities following a change in control, except options and DSUs granted under our 2000 Long-Term Incentive Plan, the vesting of which accelerate in full within one year after a change in control. In addition, in the event our shares are no longer listed on a recognized national securities exchange upon a change in control, the vesting of options and DSUs granted under our 2000 Long-Term Incentive Plan will accelerate in full.
Compensation Committee Interlocks and Insider Participation
      The compensation committee consists of Dr. Greenberg and Messrs. Hoffman and Makinson. Messrs. Hoffman and Makinson are employees of Pearson. No member of the compensation committee was our employee or an employee of any of our subsidiaries.
      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other organization, one of whose executive officers served as a member of our board of directors or compensation committee.

Compensation Committee Report on Executive Compensation
      The compensation committee is responsible to our board for establishing and administrating our executive and senior management compensation policies and our equity-based incentive plans. The committee operates under a written charter adopted by the board of directors.
Compensation Policies and Procedures for Executive Officers
      The compensation committee seeks to set compensation at levels and through arrangements that will attract, motivate and retain qualified executive managerial talent critical to the company’s long-term success and the creation of shareholder value. The compensation committee philosophy is to seek to tie compensation to both the individual’s and our company’s performance by rewarding employees for past contributions, and by setting goals that encourage efforts consistent with long-term corporate growth, the achievement of strategic business objectives and the creation of stockholder value. We believe that compensation decisions are complex and best made after deliberate review of the company’s performance, business plan and current competitive position in the market place. We take into consideration surveys conducted by our outside compensation consultants, prevailing practices generally and at companies both within our industry and peer group, the individual employee’s responsibilities, experience, effectiveness, tenure and ability to impact corporate financial performance.
      We engage independent outside compensation consultants to help us obtain benchmark data and keep current with changing compensation practices. After consultation with our independent outside compensation consultants, we have concluded that a mix of salary, performance-based incentive cash bonus, DSUs, stock options and opportunities to defer compensation will achieve those objectives. We include an equity component in total compensation because we believe that equity-based compensation aligns the long-term interests of executives with those of stockholders. We seek to set the value of aggregate executive officer compensation in the 50th to 75th percentile range of aggregate compensation paid by peer companies to individuals having comparable duties and responsibilities.
      Generally, base salaries for executive officers are reviewed annually. Fiscal year 2004 base salary increases were based primarily upon a review of base salary levels for comparable executive positions at peer companies and surveys using data assembled and analyzed by our independent outside compensation consultants. In assessing base salary levels for individual executive officers, consideration was also given to the executive’s relative and absolute performance, experience and scope of responsibilities. This assessment was not subject to specific weightings or formulas and gave consideration to among other criteria, the executive’s level of base salary relative to survey data provided by the consultants as well as the overall salary budget established by our company. Base salaries are generally in the 50th to 75th percentile range of base salaries paid by peer companies and survey data to individuals having comparable duties and responsibilities.
      In addition to base salary, executive officers are eligible to participate in our company’s executive management bonus plan. This plan provides the executive officers with the opportunity to receive an incentive bonus equal to a percentage of their base salary based on the attainment of specified performance criteria. The specified performance criteria and the relative weighting of such criteria is established by the compensation committee on an annual basis. In 2004, the cash bonuses for each of the executive officers was based on each of the following performance criteria, equally weighted: revenue growth, operating margin, cash conversion and non-financial measures.
      Under our 2000 Long-Term Incentive Plan, the compensation committee may grant employees, including executive officers, equity-based incentive compensation awards. To date these awards have taken the form of both stock options and DSUs. We use stock options and DSUs to tie a portion of executive compensation directly to our company’s stock performance. When establishing option and DSU grant levels, we take into consideration surveys conducted by our outside compensation consultants, prevailing practices generally and at companies both within our industry and peer group, the individual employee’s responsibilities, experience, effectiveness, tenure and ability to impact corporate financial performance. We ascribe a value to stock options based on the Black-Scholes pricing model using the following assumptions:

	2004	2003	2002

Risk free interest rate	3.45%	2.00%	3.87%
Expected life (in years)	4.00	4.00	4.00
Volatility	32%	61%	77%
Expected dividend yield	0%	0%	0%
Weighted average fair value	$7.50	$8.09	$9.52
      Under an arrangement with Pearson, eligible company employees, including executive officers, have the opportunity to participate in the Pearson Retirement Plan, which is a 401(k) plan. The Pearson Retirement Plan is administered by JP Morgan Retirement Plan Services. The Pearson Retirement Plan allows eligible employees to contribute 1% to 25% of eligible compensation on a pre-tax basis up to a maximum deferral amount allowed under the Internal Revenue Service, or IRS, rules. In addition, for each pay period that participants contribute, the company makes a dollar for dollar matching contribution on the first 3% of eligible compensation contributed, and will then contribute 50 cents on the dollar on the next 3% of eligible compensation contributed. Company employees, including executive officers, who were age 50 or older by December 31, 2004 may also contribute up to $3,000 in excess of the maximum deferral amount allowed under the IRS rules. Company employees who are employed on December 31, 2004, including executive officers, regardless as to whether they are contributing to the Pearson Retirement Plan, were eligible to receive a company contribution of 1.25% of eligible compensation. In addition, company employees who were participants in the Pearson Equity Plan when it was frozen on December 31, 2001, and on that date were 1) at least age 40 and 2) had at least 10 years of service, are eligible to receive an additional contribution amount which is based upon the participant’s age and service on December 31, 2001.
      Our executives are also eligible to participate in our Excess Plan. The Excess Plan is a non-qualified deferred compensation arrangement maintained by Pearson. Under the plan, which is voluntary, a percentage of the executive’s eligible compensation (as specified by the executive, not to exceed 25%) is transferred to an irrevocable unfunded trust to be held for the benefit of the executive. Base salary and bonuses earned in excess of $205,000 are eligible compensation. The company makes a dollar for dollar matching contribution on the first 3% of eligible pay deferred under this plan, and will then contribute 50 cents on the dollar on the next 3% of eligible pay deferred under the Excess Plan. Participants in the Excess Plan who were employed on December 31, 2004, regardless as to whether they are contributing to the Excess Plan, were eligible to receive a company contribution of 1.25% of compensation in excess of $205,000.
      Our Employee Stock Purchase Plan, or ESPP, provides a way for eligible employees to purchase company common stock on favorable terms. Each year there may be one or more “offering periods” during which employees may set aside, by after-tax payroll deductions, up to $1,000 of compensation each month to purchase shares of common stock under the ESPP. An employee cannot purchase more than 6,000 shares under the ESPP in any offering period. At the end of the offering period, each employee’s accumulated deductions will be used to purchase shares of our common stock. The purchase price of the common stock will be 85% of the market price for our common stock either at the beginning or the end of the applicable offering period, whichever is lower.
Basis for the Compensation of the Chief Executive Officer
      The compensation for Mr. Clark for the 2004 fiscal year was set at a level relative to other chief executives based upon peer company and survey data using data compiled and analyzed by our outside compensation consultants. Mr. Clark’s 2004 cash bonus arrangement provided for a payment based upon the following performance criteria, equally weighted: revenue growth, operating margin, cash conversion and non-financial measures. If performance targets were not attained, no bonus would be payable. In addition, Mr. Clark was granted options to purchase shares of our company’s common stock and DSUs under our 2000 Long-Term Incentive Plan. The stock options and DSUs granted will deliver value to Mr. Clark in direct proportion to our common stock price appreciation. No specific formula or weighting was used to determine the distribution of compensation between base salary, cash incentive bonus and equity-based incentives, but rather we reviewed the information provided by our independent compensation consultants as a general guide in establishing the distribution. Mr. Clark does not have a change in control severance agreement or any agreement entitling him to base salary, cash bonus, perquisites or new equity grants following termination of employment. In the event of a change in control, if within the 12 months following the change in control, Mr. Clark is involuntarily terminated by the company for reasons other than “cause”, or, Mr. Clark resigns for “good reason”, each as defined in the relevant equity grant, Mr. Clark’s unvested options and DSUs will vest. Additionally, if a change in control occurs and in connection with or following the change in control, shares of the company or the surviving entity are no longer listed on a recognized national securities exchange, each outstanding unvested option or DSU award will vest. The forms of executive option grant and DSUs used to grant Mr. Clark his equity-based compensation have been filed with the SEC as Exhibits to the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a publicly traded company for certain compensation in excess of $1 million paid to the company’s chief executive officer and its four other most highly compensated executive officers. Some types of compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. The compensation committee reviews the potential effect of Section 162(m) and uses its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the company’s best interests and our stockholders’ best interests, after taking into consideration changing business conditions and the performance of our employees. The compensation committee believes that tax deductibility is an important consideration in determining compensation for the executive officers; however, it retains the flexibility to pay compensation to senior executives based on other considerations.

Respectfully submitted,

COMPENSATION COMMITTEE

John C. Makinson, Chairman
Philip J. Hoffman
Donald P. Greenberg

Stock Performance Graph
      The graph presented below compares annual cumulative total return, assuming dividend reinvestment, for the five year period ended December 31, 2004, on an assumed investment of $100 on December 31, 1999 in our common stock with (1) the New York Stock Exchange Composite Index measuring all US companies listed on the New York Stock Exchange and (2) the Dow Jones US Financial Services Index, a peer group index. Stockholder return is measured by dividing (a) the sum of (1) the cumulative amount of dividends (assuming dividend reinvestment) and (2) the difference between the issuer’s share price at the end and at the beginning of the measurement period by (b) the share price at the beginning of the measurement period.
      As of December 10, 2002, our common stock ceased trading on the Nasdaq National Market and commenced trading on the New York Stock Exchange, under the symbol “IDC”. We are including comparative total return data with respect to only the New York Stock Exchange.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTERACTIVE DATA CORPORATION, THE NYSE COMPOSITE (US) INDEX
AND THE DOW JONES US FINANCIAL SERVICES INDEX

	Cumulative Total Return

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Interactive Data Corporation	$100.00	$42.42	$185.32	$180.21	$217.04	$284.93
NYSE Composite (US)	$100.00	$103.11	$95.56	$78.03	$99.67	$112.92
Dow Jones US Financial Services	$100.00	$123.86	$116.72	$94.88	$130.36	$148.95

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL FOR RE-APPROVAL OF OUR 2000 LONG-TERM INCENTIVE PLAN
PERFORMANCE CRITERIA FOR PURPOSES OF GRANTING
“PERFORMANCE-BASED COMPENSATION” AWARDS IN COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE
      Section 162(m) of the Internal Revenue Code and related Treasury Regulations generally disallow a tax deduction to public companies for certain compensation in excess of $1 million paid to the chief executive officer and the four other most highly compensated executive officers unless such compensation is based on objective performance goals that are approved by stockholders every five years.
      In 2000, the board adopted our 2000 Long-Term Incentive Plan, or the Plan, and our stockholders approved the Plan at the Annual Meeting of Stockholders held on February 23, 2000. The Plan provides for the grant of options, stock appreciation rights, restricted stock and units, deferred stock and units, bonus stock, dividend equivalents and other stock-based awards to our directors and key employees. The Plan’s purpose is to attract, retain, motivate and reward our key personnel. Directors, officers, employees and consultants are eligible to be granted awards under the Plan. Under the Plan, awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code may be granted based on the criteria described below.
      To qualify under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including (1) the performance goals, (2) the group of employees whose compensation would be subject to the performance goals, and (3) the maximum amount payable to an executive officer, must be disclosed to, and approved by, stockholders. Section 162(m) requires that the disclosure to stockholders be specific enough so that stockholders can determine the maximum amount of compensation that could be payable to the employee under a performance goal during a specified period.
      While the Plan and its material terms, including the performance goals, were approved by stockholders at our 2000 Annual Meeting of Stockholders, the Treasury Regulations under Section 162(m) require that the material terms of the performance goals be re-approved by stockholders in order to maintain compliance with Section 162(m).
      The material terms are as follows:
      Participants Eligible. The performance goals may be used to provide grants to any employees eligible to receive awards under the Plan. Although Section 162(m) only limits the deductibility for compensation paid to our five most highly compensated executive officers, we have expanded the list of employees who would be eligible to receive Section 162(m) qualified performance-based compensation in the event that one or more of them should become one of our most highly compensated executive officers during the five-year period covered by this proposal. Notwithstanding our ability to grant performance-based compensation to this group of eligible employees, nothing in this approval will obligate us to grant awards that satisfy the Section 162(m) performance-based compensation requirements to any of our employees or officers.
      Performance Goals. The performance goals for awards intended to qualify as “performance-based compensation” under Section 162(m) will be based on measurable and attainable financial targets selected by the compensation committee from the following list with respect to the company:

•	Annual return on capital;

•	Annual earnings or earnings per share;

•	Annual cash flow provided by operations;

•	Increase in stock price;

•	Changes in annual revenue; and/or

•	Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets and goals relating to acquisitions or divestitures.
      The performance goals will be established by the compensation committee in accordance with Section 162(m) and the applicable regulations. At the end of the applicable performance period, the compensation committee will certify the attainment of the performance goals and may decrease, but not increase, the number of shares payable upon attainment of such goals. To the extent our compensation committee does not satisfy the requirements of Section 162(m), performance-based compensation may be granted and administered by a committee of directors that meet such requirements.
      Maximum Individual Annual Compensation. No individual participant may receive awards in any one calendar year relating to more than 1,000,000 shares of our common stock, subject to adjustment upon certain corporate events described in the Plan (or the equivalent value in cash).

Material Features of the 2000 Long-Term Incentive Plan
      Awards. Awards under the 2000 Long-Term Incentive Plan may include: (1) options to purchase shares of our common stock, including incentive stock options, or ISOs, non-qualified stock options or both; (2) stock appreciation rights, or SARs; (3) restricted stock; (4) deferred stock; (5) bonus stock and awards in lieu of cash compensation; (6) dividend equivalents, consisting of a right to receive cash, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of common stock, or other periodic payments; or (7) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the common stock. The flexible terms of the Plan are intended to, among other things, permit the compensation committee to impose performance conditions with respect to any award, thereby requiring forfeiture of all or part of any award if performance objectives are not met, or linking the time of exercisability or settlement of an award to the achievement of performance conditions.
      Eligibility. Awards under the Plan may be granted to our directors, officers, employees and consultants or the directors, officers, employees or consultants of our parent or subsidiaries.
      Administration. The compensation committee, or such other committee as shall be designated by our board, will administer the Plan and will have the authority to make all decisions and determinations under the Plan including the authority to: (1) select the directors, officers and other employees and consultants entitled to receive awards under the Plan; (2) determine the form of awards, or combinations of awards, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (3) determine the number of shares of common stock or units or rights covered by an award; and (4) determine the terms and conditions of any awards granted under the Plan, including any restrictions or limitations on transfer, any vesting schedules or the acceleration of vesting schedules and any forfeiture provision or waiver of same. The exercise price at which shares of common stock may be purchased pursuant to the grant of stock options under the Plan is to be determined by the compensation committee at the time of grant in its sole discretion, which discretion includes the ability to set an exercise price that is below the fair market value of the shares of common stock covered by such grant at the time of grant.
      Number of Shares of Common Stock Subject to the Plan. The number of shares of our common stock that may be subject to outstanding awards granted under the Plan (determined immediately after the grant of any award), when added to the number of shares subject to options then outstanding under our existing plan, may not exceed 20% of the aggregate number of shares of our common stock then outstanding. In addition, no individual may receive awards in any one calendar year relating to more than 1,000,000 shares of common stock, or the cash equivalent, subject to adjustment upon the occurrence of certain corporate transactions. On April 18, 2005, the closing market price of our common stock on the New York Stock Exchange was $20.15.
      Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects our common stock, the aggregate number of shares of common stock available under the Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the compensation committee deems necessary or appropriate. In addition, the compensation committee may adjust the terms and conditions of awards in recognition of unusual or nonrecurring events affecting us, our parent or subsidiaries or in response to changes in applicable laws, regulations or accounting principles.
      Transferability. Except as otherwise provided by the compensation committee, awards granted under the Plan are generally not assignable or transferable except by the laws of descent and distribution.
      Amendment and Termination. The Plan will terminate on the earlier to occur of (i) termination by our board of directors and (ii) February 22, 2010. The plan may be amended, altered, suspended, discontinued, or terminated by our board of directors without stockholder approval unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our common stock is then listed or quoted. Participant consent is required to amend the terms of an outstanding award that will materially impair the rights of such participant.

Federal Tax Consequences
      The following is a brief description of the federal income tax consequences generally arising with respect to certain awards that may be granted under the Plan based on the current tax laws. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.
      Nonqualified stock options. There will be no federal income tax consequences to a participant or to us upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he will realize ordinary income in an amount equal to the excess of the fair market value of the option shares that he receives upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction, subject to any applicable limitations under Section 162(m). Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares. Nonqualified options granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant may qualify as “performance-based compensation.”
      Incentive stock options. There typically will be no federal income tax consequences to a participant or to us upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or the sale price of the shares sold in the disqualifying disposition, if less) over the exercise price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m). While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant’s alternative minimum tax. ISOs granted with an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant may qualify as “performance-based compensation.”
      Stock appreciation rights. The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the fair market value of any shares of common stock received will be taxable as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m).

      Restricted stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m). If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, he will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount the participant paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, he will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
      Performance shares. A participant will not recognize income, and we will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives payment under the performance shares, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m).
      Plan Benefits. Because awards under the Plan are determined by the compensation committee in its sole discretion, we cannot determine the benefits or amounts that will be received or allocated in the future under the Plan.
      The Plan, as amended, is set forth as Appendix B to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Appendix B.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RE-APPROVAL OF OUR 2000 LONG-TERM INCENTIVE PLAN PERFORMANCE CRITERIA FOR PURPOSES OF GRANTING “PERFORMANCE-BASED COMPENSATION” AWARDS IN COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      Our audit committee has selected the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since fiscal year 1995. Representatives of PricewaterhouseCoopers LLP, the independent auditor of our 2004 financial statements, are expected to be present at the 2005 annual meeting and afforded the opportunity to make a statement, if they so desire, and they are expected to be available to respond to appropriate questions.
Principal Accountant Fees and Services
      The aggregate fees billed for professional services by PricewaterhouseCoopers LLP with respect to services performed in 2004 and 2003 were:

Type of Fees	2004	2003

	($ in thousands)
Audit Fees	$2,175,000	$542,000
Audit-Related Fees	280,546	308,200
Tax Fees	259,708	227,950
All Other Fees	—	79,000
Total	$2,715,254	$1,157,150
      In the above table:

•	“audit fees” are fees billed by PricewaterhouseCoopers for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and reviews of financial statements included in our Quarterly Reports on Form 10-Qs, or for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements;

•	“audit-related fees” are fees billed by PricewaterhouseCoopers for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not reported under audit fees. These services relate to mergers and acquisitions due diligence as well as advisory services as it pertained to the Sarbanes-Oxley Act and related rules and regulations;

•	“tax fees” are fees for tax compliance, tax advice, and tax planning services. Tax compliance services, which relate to the review of certain original and amended tax returns, accounted for $68,000 of the total tax fees billed in 2004 and $68,000 of the total tax fees billed in 2003. Tax advice and tax planning services relate to certain international and domestic tax planning initiatives; and

•	“all other fees” are fees billed by PricewaterhouseCoopers to us for any services not included in the first three categories and consisted of international stock option compliance services in 2003.
      The fees for 2004 in the above table have not yet been billed by PricewaterhouseCoopers and reflect PricewaterhouseCoopers’ estimate of fees for 2004.
      The audit committee has reviewed the fees paid to PricewaterhouseCoopers as part of its review of PricewaterhouseCoopers’ independence.
Pre-Approval Policies
      Our audit committee has established policies and procedures related to the pre-approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. Under these policies, no audit or non-audit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved in advance by our audit committee or the services are included within a category of services which has been pre-approved by our audit committee. The maximum dollar amount for services is established by the audit committee on an annual or per project basis when the specific engagement or the category of services is approved or pre-approved. Fee amounts are updated to the extent necessary at each quarterly meeting of the audit committee. In certain circumstances, the chairman of our audit committee may pre-approve the services, which pre-approval must be ratified by the full audit committee at its next regularly scheduled meeting.
      Our audit committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our audit committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.
      In 2004 and 2003, all services for which we engaged our auditors were pre-approved by our audit committee (or pre-approved by the chairman of the audit committee and ratified by the audit committee as permitted under our pre-approval policies) and no fees were provided under the de minimis exception to the audit committee pre-approval requirements. Our audit committee approved the engagement of PricewaterhouseCoopers LLP to provide these services because they determined that PricewaterhouseCoopers’ providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
SELECTION OF CANDIDATES FOR DIRECTORS
      Our board of directors has established corporate governance guidelines which, among other matters, set forth the qualifications for service on our board of directors. These guidelines may be modified from time to time by our board of directors at its discretion. Our nominating and corporate governance committee is responsible for identifying individuals qualified to become independent directors and recommending nominations to the board of directors of persons to be elected by stockholders as directors. Our board of directors also appoints directors to fill board vacancies of directors that may occur from time to time. In the case of independent director vacancies, such appointments are made in accordance with recommendations made by the nominating and corporate governance committee.
      In considering candidates to serve as independent directors, our nominating and corporate governance committee’s policy is to seek individuals who have qualities that the committee believes may be effective in serving our long-term best interests. Among the established criteria to be considered are the following: (1) a reputation for integrity, honesty and adherence to high ethical standards; (2) a demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and a willingness to contribute positively to our decision-making processes; (3) a commitment to understand our company, our business, and our industry, and to regularly attend and participate in meetings of our board of directors and its committees; and (4) the value of diversity on the board of directors. We also have an equity ownership policy applicable to independent directors described under “Non-Employee Director Equity Ownership Policy” on page 22 of this proxy statement.
      Stockholder recommendations for independent director nominations that meet the requirements set forth herein will be considered using the same criteria as other independent candidates considered by our nominating and corporate governance committee. A stockholder who wants to recommend a candidate to be a nominee should send such recommendation to our nominating and corporate governance committee using the procedures described above under “Board of Directors — Communications with Our Board of Directors.” Such recommendations must describe why such candidate is independent and meets the criteria described above, set forth the candidate’s and recommender’s names and addresses and provide biographical information about the recommended candidate that would be required if the candidate were to be nominated. The recommending stockholder must also include the proposed nominee’s written consent to serve as a nominee, if nominated, and as a director, if elected.
      At the annual meeting, stockholders will be asked to consider the election of Olivier Fleurot, who has been nominated for election as a director for the first time. Mr. Fleurot was originally proposed to the board of directors by a security holder, Pearson, and the board determined to include him among its nominees.
      In 2004, we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for our board of directors. We did not receive any stockholder recommendations or nominations for our board of directors for the 2005 annual meeting, except the proposal of Mr. Fleurot by Pearson. All nominations were made by our board of directors which includes members who represent Pearson, our majority stockholder.
STOCKHOLDER NOMINATION OF DIRECTORS
      In addition to the ability to submit independent director recommendations to the nominating and corporate governance committee, stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board. Such nominations must be in writing and delivered to our corporate secretary at our principal executive offices at 22 Crosby Drive, Bedford, Massachusetts, 01730 no later than 10 days after the date on which notice of the annual meeting is first given to the stockholders, or 60 days prior to the annual meeting, whichever is later. Any nomination must include the information regarding the person advancing the nomination as well as information about the nominee as required by our by-laws. Nominations not made according to these procedures will be disregarded.
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
      A stockholder who intends to present a proposal at the 2006 annual meeting of stockholders for inclusion in our proxy materials relating to that meeting must submit the proposal by December 26, 2005. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts, 01730, and should be directed to the attention of our corporate secretary.
      A stockholder who intends to present a proposal at the 2006 annual meeting of stockholders and who intends to conduct his or her own proxy solicitation must submit the proposal to us no later than 10 days after the date on which notice of the 2006 annual meeting is first given to the stockholders, or 60 days prior to the 2006 annual meeting, whichever is later. Such proposal must include the information regarding the person advancing the proposal as well as information about the proposal as required by our by-laws. Proposals not made according to these procedures will be disregarded.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that unless stockholders give contrary instructions only one copy of our proxy statement or annual report may be sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Corporate Secretary, Interactive Data Corporation, 22 Crosby Drive, Bedford, Massachusetts, 01730, telephone (781) 687-8500. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.
CODE OF BUSINESS CONDUCT AND ETHICS
      We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. Our Code of Business Conduct and Ethics is posted on our website, www.interactivedata.com, under the heading “About Us — Corporate Governance.” A printed copy of our Code of Business Conduct and Ethics is also available free of charge to any stockholder who requests a copy. We intend to satisfy all disclosure requirements required by law or NYSE listing standards regarding any amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website.
OTHER MATTERS
      As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxy cards returned to the company will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors.

Andrea H. Loew
Corporate Secretary
April 25, 2005

Appendix A
INTERACTIVE DATA CORPORATION
AUDIT COMMITTEE CHARTER
(Amended and Restated as of February 22, 2005)

A.	Purpose
      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;
      and to prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

B.	Structure and Membership
      1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.
      2. Independence. Except as otherwise permitted by the applicable rules of the New York Stock Exchange, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A-3(b)(1) of the Exchange Act.
      3. Financial Literacy. Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).
      4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
      5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.
      6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.	Authority and Responsibilities

General
      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors
      1. Selection. The Audit Committee shall be directly responsible for appointing, evaluating, compensating, overseeing, retaining and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.
      2. Independence. At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee should consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent audit firm.
      3. Quality-Control Report. At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the independent audit firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
      4. Evaluation. At least annually, the Audit Committee should evaluate the auditor’s qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors. The Audit Committee should present the Audit Committee’s conclusions with respect to the independent auditor to the full Board of Directors.
      5. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.
      6. Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and permissible non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable NYSE and SEC rules.
      7. Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of any disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

•	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Audited Financial Statements
      8. Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.
      9. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
      10. Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures
      11. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

      12. Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings press releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.
      13. Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Controls and Procedures
      14. Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.
      15. The Committee shall discuss, as appropriate, the adequacy of the Company’s internal control over financial reporting with the internal auditors, the independent auditor and management, including without limitation, reports regarding (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Committee shall review and discuss, as appropriate, any changes implemented by management to address control deficiencies or to make controls more effective.
      16. The Committee shall review and discuss with management, the internal auditors and the independent auditors management’s annual report on the Company’s internal control over financial reporting and the independent auditor’s attestation report regarding management’s report.
      17. Internal Audit Function. The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function. The Audit Committee should discuss with the independent auditor the internal audit function’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.
      18. Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee should review in a general manner the processes the Company has in place to manage and access its risk through mechanisms other than the Audit Committee.
      19. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors. The hiring policies should take into account the pressures that may exist for auditors consciously or subconsciously seeking a job with the Company (who they audit).
      20. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      21. Evaluation of Financial Management. The Audit Committee shall coordinate with the Chief Executive Officer an evaluation of the Company’s financial management personnel.
      22. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.	Procedures and Administration
      1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor, (ii) Company management, and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.
      2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.
      3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors. The Audit Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.
      4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.
      5. Written Affirmation to NYSE. On an annual basis, no later than one month after the Annual Meeting of Stockholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.
      6. Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
      7. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
      8. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
      9. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance, including a review of the Audit Committee’s compliance with this Charter. The Audit Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board of Directors.

Appendix B
INTERACTIVE DATA CORPORATION
2000 LONG-TERM INCENTIVE PLAN
      1. Purpose. The purpose of this 2000 Long-Term Incentive Plan (the “Plan”) of Interactive Data Corporation (formerly known as Data Broadcasting Corporation), a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, motivate and reward directors, officers, employees and consultants of and service providers to the Company and its affiliates and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.
      2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards as are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

a. “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

b. “Beneficiary” shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

c. “Board” means the Board of Directors of the Company.

d. “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

e. “Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

f. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

g. “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price at the end of regular trading or, if unavailable, the average of the closing bid and asked prices per share of the Stock at the end of regular trading on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

h. “ISO” means any Option that is designated as an incentive stock option within the meaning of Section 422 of the Code, and qualifies as such.

i. “Parent” means any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) that controls the Company, either directly or indirectly through one or more intermediaries.

j. “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

k. “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

l. “Stock” means the Company’s Common Stock, and such other securities as may be substituted for Stock pursuant to Section 4.

m. “Subsidiary” means each entity that is controlled by the Company or a Parent, either directly or indirectly through one or more intermediaries.
      3. Administration.
      a. Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

i. to select persons to whom Awards may be granted;

ii. to determine the type or types of Awards to be granted to each such person;

iii. to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

iv. to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

v. to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

vi. to determine the restrictions, if any, to which Stock received upon exercise or settlement of an Award shall be subject (including lock-ups and other transfer restrictions), may condition the delivery of such Stock upon the execution by the Participant of any agreement providing for such restrictions;

vii. to prescribe the form of each Award Agreement, which need not be identical for each Participant;

viii. to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

ix. to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

x. to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee, and the Board may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.
      b. Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Parent and Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Except as provided under Section 7(f), the Committee may delegate to officers or managers of the Company, its Parent or Subsidiaries the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.
      c. Limitation of Liability; Indemnification. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company , its Parent or Subsidiaries, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.
      4. Stock Subject to Plan.
      a. Amount of Stock Reserved. The total number of shares of Stock that may be subject to outstanding Awards, determined immediately after the grant of any Award, shall not exceed 20% of the total number of shares of all classes of the Company’s common stock outstanding at the effective time of such grant. For purposes of the foregoing limitation, shares of Stock subject to options outstanding under the Stock Option Plan of Data Broadcasting Corporation (as amended through September 13, 1994) shall be treated as shares subject to outstanding Awards. In no event shall the number of shares of Stock delivered upon the exercise of ISOs exceed 20% of the total number of shares of all classes of the Company’s common stock outstanding determined (i) at the time the Plan is approved by the Company’s stockholders, or (ii) if at the time of such approval, the shareholders also ratify the Agreement and Plan of Merger, dated as of November 14, 1999, among the Company, Interactive Data and Pearson Longman, immediately after the effective time of the merger contemplated by such agreement; provided, however, that shares subject to ISOs shall not be deemed delivered if such ISOs are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market on a Participant’s behalf.
      b. Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 1,000,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of the Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.
      c. Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Sections 4(a) and 4(b), including shares reserved for ISOs, (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Awards in connection with which shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award. (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company, its Parent or any Subsidiary or the financial statements of the Company, its Parent or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
      5. Eligibility. Directors, officers and employees of the Company or its Parent or any Subsidiary, and persons who provide consulting or other services to the Company, its Parent or any Subsidiary deemed by the Committee to be of substantial value to the Company or its Parent and Subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by, or agreed to become a director of, the Company, its Parent or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary of the Company, are eligible to be granted an Award under the Plan.
      6. Specific Terms of Awards.
      a. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as expressly provided by the Committee (including for purposes of complying with the requirements of the Delaware General Corporation Law relating to lawful consideration for the issuance of shares), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award.
      b. Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

i. Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee.

ii. Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

iii. Termination of Employment. The Committee shall determine the period, if any, during which Options shall be exercisable following a Participant’s termination of his employment relationship with the Company, its Parent or any Subsidiary. For this purpose, unless otherwise determined by the Committee, any sale of a Subsidiary of the Company pursuant to which it ceases to be a Subsidiary of the Company shall be deemed to be a termination of employment by any Participant employed by such Subsidiary. Unless otherwise determined by the Committee, (x) during any period that an Option is exercisable following termination of employment, it shall be exercisable only to the extent it was exercisable upon such termination of employment, and (y) if such termination of employment is for cause, as determined in the discretion of the Committee, all Options held by the Participant shall immediately terminate.

iv. Sale of the Company. Upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) becomes a wholly-owned Subsidiary of any corporation, all Options outstanding under the Plan shall terminate, unless such other corporation shall continue or assume the Plan as it relates to Options then outstanding (in which case such other corporation shall be treated as the Company for all purposes hereunder, and, pursuant to Section 4(c), the Committee of such other corporation shall make appropriate adjustment in the number and kind of shares of Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participant of consummation of such transaction at least ten days in advance thereof.

v. Options Providing Favorable Tax Treatment. The Committee may grant Options that may afford a Participant with favorable treatment under the tax laws applicable to such Participant, including, but not limited to ISOs. If Stock acquired by exercise of an ISO is sold or otherwise disposed of within two years after the date of grant of the ISO or within one year after the transfer of such Stock to the Participant, the holder of the Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require in order to secure any deduction then available against the Company’s or any other corporation’s taxable income. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made. Each Option granted as an ISO shall be designated as such in the Award Agreement relating to such Option.
      c. Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights on the following terms and conditions (“SARs”):

i. Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

ii. Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a change in control of the Company may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

      d. Restricted Stock. The Committee is authorized to grant Stock that is subject to restrictions based on continued employment on the following terms and conditions (“Restricted Stock”):

i. Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

ii. Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

iii. Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, in which case the Participant shall be required to have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

iv. Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.
      e. Deferred Stock. The Committee is authorized to grant units representing the right to receive Stock at a future date subject to the following terms and conditions (“Deferred Stock”):

i. Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

ii. Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

      f. Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.
      g. Dividend Equivalents. The Committee is authorized to grant awards entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.
      h. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).
      7. Certain Provisions Applicable to Awards.
      a. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, its Parent or Subsidiaries or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company its Parent or Subsidiaries. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.
      b. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that (i) in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code), and (ii) the term of any Option granted to a resident of the United Kingdom shall not exceed a period of ten years from the date of its grant.
      c. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company, its Parent or Subsidiaries upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.
      d. Rule 16b-3 Compliance.

i. Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

ii. Other Compliance Provisions. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
      e. Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.
      f. Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be selected from among the following:

(1) Annual return on capital;

(2) Annual earnings or earnings per share;

(3) Annual cash flow provided by operations;

(4) Increase in stock price;

(5) Changes in annual revenues; and/or

(6) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.
The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).
      8. General Provisions.
      a. Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.
      b. Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms as then may be permitted by the Committee.
      c. No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, its Parent or any Subsidiary, nor shall it interfere in any way with the right of the Company, its Parent or any Subsidiary to terminate any employee’s employment or other person’s service at any time or with the right of the Board or stockholders to remove any director.
      d. Taxes. The Company, its Parent and Subsidiaries are authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Parent and Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
      e. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him (as such rights are set forth in the Plan and the Award Agreement). The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award (as such rights are set forth in the Plan and the Award Agreement). Notwithstanding the foregoing, the Board or the Committee may take any action (including actions affecting or terminating outstanding Awards) to the extent necessary for a business combination in which the Company is a party to be accounted for under the pooling-of-interests method of accounting under Accounting Principles Board Opinion No. 16 (or any successor thereto). The Board or the Committee shall also have the authority to establish separate sub-plans under the Plan with respect to Participants resident in a particular jurisdiction (the terms of which shall not be inconsistent with those of the Plan) if necessary or desirable to comply with the applicable laws of such jurisdiction.
      f. No Rights to Awards; No Stockholder Rights. No person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.
      g. Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
      h. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission of the Plan or amendments thereto to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
      i. No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      j. Governing Law. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.
      k. Effective Date; Plan Termination. The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until terminated by the Board; provided, however, that if approval of such adoption by the Company’s shareholders is not obtained within 12 months of the date of such adoption, the Plan shall terminate ab initio, and any Awards then outstanding shall be canceled.

INTERACTIVE DATA CORPORATION
2000 LONG-TERM INCENTIVE PLAN

2001 AMENDMENT

      Interactive Data Corporation (the “Company”) hereby amends the Data Broadcasting Corporation 2000 Long-Term Incentive Plan (the “Plan”) as set forth below.
* * * * *
      1. Title. The name of the Plan shall be changed, effective June 15, 2001, from “Data Broadcasting Corporation 2000 Long-Term Incentive Plan” to “Interactive Data Corporation 2000 Long-Term Incentive Plan.”
* * * * *
      2. Further Amendments. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
* * * * *
      IN WITNESS WHEREOF, the Company has caused this 2001 Amendment to be executed in its name and on its behalf this 22nd day of May, 2002.

INTERACTIVE DATA CORPORATION

By:	/s/ Andrea H. Loew

Andrea H. Loew Vice President and General Counsel

INTERACTIVE DATA CORPORATION
2000 LONG-TERM INCENTIVE PLAN

2004 AMENDMENT

      Interactive Data Corporation (the “Company”) hereby amends the Interactive Data Corporation 2000 Long-Term Incentive Plan (the “Plan”) as set forth below.
* * * * *
      1.     Plan Termination. Paragraph (k) of Section 8 shall be amended by deleting the clause preceding the semicolon and replacing it with the following: “The Plan shall become effective as of the date of its adoption by the Board, and shall continue in effect until the earlier to occur of: (i) termination by the Board or (ii) February 22, 2010;”
* * * * *
      2.     Further Amendments. Except as hereinabove specifically amended, all provisions of the Plan shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.
* * * * *
      IN WITNESS WHEREOF, the Company has caused this 2004 Amendment to be executed in its name and on its behalf this 24 day of February, 2004.

INTERACTIVE DATA CORPORATION

By:	/s/ Stuart J. Clark

Stuart J. Clark
Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

INTERACTIVE DATA CORPORATION

May 19, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■

THE BOARD OF DIRECTORS SOLICITS THIS PROXY AND RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Elect the director nominees listed below for one year terms as set forth in the proxy statement:

☐		NOMINEES:
	FOR ALL NOMINEES	O	Stuart J. Clark
		O	William T. Ethridge
☐	WITHHOLD AUTHORITY	O	John Fallon
	FOR ALL NOMINEES	O	Olivier Fleurot
		O	Donald P. Greenberg
☐	FOR ALL EXCEPT	O	Alan J. Hirschfield
	(See instructions below)	O	Philip J. Hoffman
		O	John C. Makinson
		O	Carl Spielvogel
		O	Allan R. Tessler

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Re-approve performance criteria under our 2000 Long-Term Incentive Plan for purposes of granting “performance-based compensation” awards in compliance with Section 162(m) of the Internal Revenue Code.	☐	☐	☐

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

4.	Approve such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, such shares will be voted FOR the director nominees named in Proposal 1, FOR the re-approval in Proposal 2, FOR the ratification in Proposal 3, and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

■

INTERACTIVE DATA CORPORATION

PROXY FOR ANNUAL MEETING
MAY 19, 2005

The undersigned hereby appoints Steven G. Crane and Andrea H. Loew, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as proxy all the stock of the undersigned in Interactive Data Corporation, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on May 19, 2005 and any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) FOR DIRECTOR(S) BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

(Continued and to be signed on the reverse side)

■	■

ANNUAL MEETING OF STOCKHOLDERS OF

INTERACTIVE DATA CORPORATION

May 19, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

Electronic Distribution
If you would like to receive future Interactive Data Corporation proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■

THE BOARD OF DIRECTORS SOLICITS THIS PROXY AND RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Elect the director nominees listed below for one year terms as set forth in the proxy statement:

☐		NOMINEES:
	FOR ALL NOMINEES	O	Stuart J. Clark
		O	William T. Ethridge
☐	WITHHOLD AUTHORITY	O	John Fallon
	FOR ALL NOMINEES	O	Olivier Fleurot
		O	Donald P. Greenberg
☐	FOR ALL EXCEPT	O	Alan J. Hirschfield
	(See instructions below)	O	Philip J. Hoffman
		O	John C. Makinson
		O	Carl Spielvogel
		O	Allan R. Tessler

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Re-approve performance criteria under our 2000 Long-Term Incentive Plan for purposes of granting “performance-based compensation” awards in compliance with Section 162(m) of the Internal Revenue Code.	☐	☐	☐

3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

4.	Approve such other business as may properly come before the meeting or any adjournment thereof.

The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, such shares will be voted FOR the director nominees named in Proposal 1, FOR the re-approval in Proposal 2, FOR the ratification in Proposal 3, and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

Interactive Data
Corporation

April 20, 2005

VIA ELECTRONIC SUBMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:	Interactive Data Corporation Commission File No. 001-31555 Definitive Proxy Statement on Schedule 14A

Ladies and Gentlemen:

     On behalf of Interactive Data Corporation (the “Company”), transmitted herewith for filing under the reporting requirements of the Securities Exchange Act of 1934, as amended, is the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s Annual Meeting of Stockholders to be held on May 19, 2005.

     The Company expects to begin mailing its definitive proxy material to its stockholders on or about April 25, 2005.

     Please call the undersigned if you have any questions regarding this matter.

Very truly yours,

/s/ Lisa B. Haines

Lisa B. Haines
Assistant General Counsel

Attachments

32 Crosby Drive, Bedford MA 01730 . Phone (781) 687–8500 . Fax (781) 687-8005 . www.InteractiveDataCorp.com
Mailing address: 22 Crosby Drive, Bedford MA 01730